As of April 30, 2009, the following persons or entities now own more than 25% of a funds voting security.

Person/Entity

NATIONAL FINANCIAL SERVICES LLC
ACCESS FLEX BEAR HIGH YIELD-INVESTOR      41.39%

TRUST COMPANY OF AMERICA
ACCESS FLEX HIGH YIELD-INVESTOR           82.49%




As of April 30, 2009, the following
persons or entities no longer own
more than 25% of a funds voting security.

Person/Entity

AMERITRADE INC
ACCESS FLEX HIGH YIELD-INVESTOR            0.98%

CHARLES SCHWAB AND CO INC
ACCESS FLEX HIGH YIELD-INVESTOR            1.99%

AMERITRADE INC
ACCESS FLEX HIGH YIELD-SERVICE             0.00%